CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 58 to the registration statement on Form N-1A ("Registration Statement") of our reports dated February 22, 2007, relating to the financial statements and financial highlights which appear in the December 31, 2006 Annual Reports to Shareholders of the Bond Index Fund, Government Money Market Fund, Institutional Money Market Fund, LifePath Retirement Portfolio, LifePath 2010 Portfolio, LifePath 2020 Portfolio, LifePath 2030 Portfolio, LifePath 2040 Portfolio, Prime Money Market Fund, S&P 500 Stock Index Fund and the Treasury Money Market Fund each a series of Barclays Global Investors Funds, which are also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our reports dated February 22, 2007, relating to the financial statements which appear in the December 31, 2006 Annual Reports to Interestholders of the Active Stock Master Portfolio, Bond Index Master Portfolio, CoreAlpha Bond Master Portfolio, Money Market Master Portfolio, Government Money Market Master Portfolio, LifePath Retirement Master Portfolio, LifePath 2010 Master Portfolio, LifePath 2020 Master Portfolio, LifePath 2030 Master Portfolio, LifePath 2040 Master Portfolio, Prime Money Market Portfolio, S&P 500 Index Master Portfolio and Treasury Money Market Master Portfolio, each a portfolio of Master Investment Portfolio, which are also incorporated by reference into the Registration Statement.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
July 26, 2007